Exhibit 99.2

Volcon, Inc. Closes $700,000 Underwritten Public Offering, Utilizing Current Remaining Shelf Availability

AUSTIN, TX / ACCESSWIRE / September 18, 2023 / Volcon Inc. (NASDAQ:VLCN), ("Volcon" or the "Company"), the first all-electric, off-road powersports company, announced today the closing of an underwritten public offering with gross proceeds to the Company of approximately $700,000, before deducting underwriting discounts and other estimated expenses payable by the Company. The base offering consisted of 1,400,000 shares of common stock at a price to the public of $0.50 per share.

The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital, investor relations activities, operating expenses and capital expenditures.

In addition, the Company has granted Aegis Capital Corp. a 45-day option to purchase additional shares of common stock of up to 15% of the number of shares of common stock sold in the Offering solely to cover over-allotments, if any. If this option is exercised in full, the total gross proceeds of the offering including over-allotments are expected to be approximately $805,000 before deducting underwriting discounts, commissions and offering expenses, which amount would essentially exhaust the maximum amount the Company can currently raise under its shelf registration statement.

About Volcon

Based in the Austin, Texas area, Volcon was founded as the first all-electric powersports company producing high-quality and sustainable electric vehicles for the outdoor community. Volcon electric vehicles are the future of off-roading, not only because of their environmental benefits, but also because of their near silent operation, which allows for a more immersive outdoor experience.

Volcon's 2023 vehicle roadmap includes both motorcycles and UTVs hitting the market in North America. Its first product, the innovative Grunt, has been shipping to customers since late 2021 and combines a fat-tired physique with high-torque electric power and a near-silent drive train. Volcon just announced the launch of the Grunt EVO, an evolution of the original Grunt with a belt drive, an improved suspension and seat. Volcon also just announced the launch of the Runt LT, which is a fun-sized version of the groundbreaking Grunt, is better suited for small statured riders, more compact properties and trails, or as a pit bike at race events, while still delivering robust off-road capabilities. The Brat is Volcon's first foray into the wildly popular eBike market for both on road and off-road riding and is currently being delivered to dealers across North America. Volcon is also launched and is currently delivering the Volcon Youth Line of dirt bikes for younger riders between the ages of 4 to 11. Volcon recently launched the Stag and entered the rapidly expanding UTV market. The Stag empowers the driver to explore the outdoors in a new and unique way that gas-powered UTVs cannot. The Stag offers the same thrilling performance of a standard UTV without the noise (or pollution), allowing the driver to explore the outdoors with all their senses.

Volcon Contacts

For Media: media@volcon.com

For Dealers: dealers@volcon.com

For Investors: investors@volcon.com

For Marketing: marketing@volcon.com

1

For more information on Volcon or to learn more about its complete motorcycle and side-by-side line-up, visit: www.volcon.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements about the anticipated use of net proceeds from the Offering. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events. More detailed information about the risks and uncertainties affecting the Company is contained under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q filed with the SEC, which are available on the SEC's website, www.sec.gov.

SOURCE: Volcon ePowersports, Inc.

2